Exhibit 10.2

FIRST AMENDMENT TO amended and restated CREDIT AGREEMENT

THIS FIRST AMENDMENT TO Amended and Restated CREDIT AGREEMENT (this “Amendment”) is entered into as of July   , 2015 (the “Effective Date”), among Rexford Industrial Realty, L.P., a Maryland limited partnership (“Borrower”), Rexford Industrial Realty, Inc., a Maryland corporation (“Parent”), each Lender that is a signatory hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, “Administrative Agent”), Swing Line Lender and L/C Issuer.

R E C I T A L S

A.Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of June 11, 2014 (as modified, amended, renewed, extended, or restated from time to time, the “Credit Agreement”), executed by Borrower, Parent, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer (Administrative Agent, Swing Line Lender, L/C Issuer, and Lenders are individually referred to herein as a “Credit Party” and collectively referred to herein as the “Credit Parties”).

B.Borrower, Parent, Administrative Agent and the Lenders party hereto desire to modify certain provisions contained in the Credit Agreement, in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Terms and References.  Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment, and (b) references to “Sections” are to the Credit Agreement’s sections.

2.Amendments to the Credit Agreement.

(a)Section 1.01 of the Credit Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:

“First Amendment Effective Date” means July   , 2015, the effective date of the First Amendment to Amended and Restated Credit Agreement, executed by Borrower, Parent, the Lenders signatory thereto, Administrative Agent, Swing Line Lender, and L/C Issuer and consented to by Subsidiary Guarantors.

“Material Credit Facility” means any agreement creating or evidencing Indebtedness for borrowed money (excluding any Non-Recourse Debt) by any member of the Consolidated Group or in respect of which any member of the Consolidated Group is an obligor or otherwise provides a Guarantee or other credit support (other than a guaranty of Customary Recourse Exceptions), in a principal amount outstanding or available for borrowing equal to or greater than $150,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Pari Passu Facility” means any Indebtedness in a principal amount equal to or greater than $100,000,000 of any member of the Consolidated Group that, prior to becoming Secured Debt, was included in Total Unsecured Debt for purposes of calculating the covenants set forth in

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Section 9.13(f) and (g), and any modifications, amendments, renewals, extensions, or restructurings of any such Indebtedness.

“Total Secured Recourse Debt” means, as of any date, (a) all Secured Debt that is Recourse Debt of the Consolidated Group as of such date, plus (b) without duplication of the amount included in clause (a) above with respect to Unconsolidated Affiliates, all Secured Debt that is Recourse Debt of each Unconsolidated Affiliate of the Consolidated Group multiplied by the respective Unconsolidated Affiliate Interest of each member of the Consolidated Group in such Unconsolidated Affiliate.

(b)Section 1.01 of the Credit Agreement is hereby amended to delete the following definitions in their entirety and replace such definitions with the following:

“Change of Control” means an event or series of events by which:

(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)the passage of thirty (30) days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement (excluding any contract or arrangement which, by its terms, requires as a condition to the closing of such transaction that the Obligations under this Agreement (other than Unmatured Surviving Obligations) be refinanced or paid in full) that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Parent, or control over the equity securities of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing twenty-five percent (25%) or more of the combined voting power of such securities; or

(d)Parent shall cease to be the sole general partner of Borrower; or

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(e)Parent shall cease to own, directly or indirectly, at least fifty percent (50%) of the issued and outstanding Equity Interests of Borrower; or

(f)Borrower shall cease to own, directly or indirectly, all of the issued and outstanding Equity Interests in each Guarantor (other than Parent).

“Eurodollar Rate” means:

(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice (ii) to the extent such market practice is not administratively feasible for Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent, and (iii) if the Eurodollar Rate shall be less than zero (0), such rate shall be deemed to be zero (0) for purposes of this Agreement.

“Funds from Operations” means, for the Consolidated Group for any period, the sum of (a) Net Income plus (b) depreciation and amortization expense determined in accordance with GAAP excluding amortization expense attributable to capitalized debt costs; provided that there shall not be included in such calculation (i) any proceeds of any insurance policy other than rental or business interruption insurance received by any member of the Consolidated Group, (ii) any gain or loss which is classified as “extraordinary” in accordance with GAAP, (iii) any capital gains and taxes on capital gains, (iv) income (or loss) associated with third-party ownership of non-controlling Equity Interests, and (v) gains or losses on the sale of discontinued operations.

“Negative Pledge” means a provision of any agreement (other than this Agreement and any agreement in favor of the holders of Indebtedness that is pari passu with the Obligations that only prohibits creation of a Lien on Unencumbered Properties on terms no more onerous in any material respect than those set forth in this Agreement) that prohibits the creation of any Lien on any assets of a Person; provided, however, that the following shall not constitute a “Negative Pledge” for purposes of this Agreement: (a) an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets; and (b) any requirement for the grant in favor of the holders of any Unsecured Debt of an equal and ratable Lien in connection with a pledge of any property or asset to secure the Obligations.

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“Unencumbered Properties” means, as of any date, each Eligible Unencumbered Property identified by Borrower in the most-recent Unencumbered Property Report delivered to Administrative Agent, and “Unencumbered Property” means any one of the Unencumbered Properties.

“Unsecured Interest Expense” means, as of any date of determination, the greater of (a) Interest Expense on the Total Unsecured Debt for the most recently ended Calculation Period, and (b) the annual amount of interest payments on the Total Unsecured Debt as of such date of determination based on an interest rate equal to six percent (6.00%) per annum.

(c)Section 1.01 of the Credit Agreement is hereby amended to delete the definition of “Total Recourse Debt” in its entirety.

(d)Section 3.01(e)(ii)(D) of the Credit Agreement is hereby amended by adding the following at the end thereof:

For purposes of determining withholding Taxes imposed under FATCA, from and after the First Amendment Effective Date, Borrower and Administrative Agent shall treat (and the Lenders hereby authorize Administrative Agent to treat) the Obligations as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(e)Section 7.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

7.11Taxes.  The members of the Consolidated Group have filed all Federal and all material state and other tax returns and reports required to be filed, and have paid all Federal and all material state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any member of the Consolidated Group that would, if made, have a Material Adverse Effect.  No member of the Consolidated Group is in breach of any obligations under the Tax Matters Agreement or other similar agreements.

(f)Section 7.18 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

7.18Solvency.  Each of Parent and Borrower is, individually, Solvent, and the other Loan Parties, when taken on a consolidated basis with Parent and Borrower are Solvent.

(g)Section 9.03 of the Credit Agreement is hereby amended to add the following unlettered provision at the end of such Section:

Notwithstanding the foregoing, any Subsidiary that is not a Subsidiary Guarantor may merge or consolidate with, or liquidate or dissolve into, or Dispose of all or substantially of its assets to, any other Subsidiary that is not a Subsidiary Guarantor whether or not a Default exists before or after giving effect to such merger, consolidation, liquidation, dissolution or Disposition.

(h)Section 9.13(b) of the Credit Agreement is hereby amended to add the following at the end thereof:

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Notwithstanding the foregoing, each of Parent and Borrower shall not, and shall not permit any other member of the Consolidated Group to, secure any Indebtedness outstanding under or pursuant to any Pari Passu Facility or any Material Credit Facility unless and until the Obligations (including the Guaranties) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to Administrative Agent in substance and in form including an intercreditor agreement and opinions of counsel to Parent, Borrower and/or any other members of the Consolidated Group, as the case may be, from counsel and in a form that is reasonably acceptable to Administrative Agent.

(i)Section 9.13(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c)Maximum Secured Recourse Debt.  Permit Total Secured Recourse Debt, as of the last day of any fiscal quarter of Parent, to be greater than fifteen percent (15%) of Total Asset Value.

(j)Section 10.01(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(e)Cross-Default.  (i) any member of the Consolidated Group (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than (x) $80,000,000, either individually or in the aggregate, with respect to Recourse Debt or (y) $150,000,000, either individually or in the aggregate with respect to Non-Recourse Debt, and such failure continues after the expiration of any applicable period of grace or notice, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any member of the Consolidated Group is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which any member of the Consolidated Group is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such member of the Consolidated Group as a result thereof is greater than $80,000,000; or

(k)Section 10.01(h) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(h)Judgments.  There is entered against any member of the Consolidated Group and remains outstanding (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $40,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage),

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or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive Business Days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(l)Section 10.01(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(i)ERISA.  An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result, individually or in the aggregate with any other ERISA Event, in liability of any member of the Consolidated Group under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(m)Section III of Schedule 1 to Exhibit D of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

III.Section 9.13(c) – Maximum Secured Recourse Debt.

A.	Total Secured Recourse Debt as of the Statement Date:$
B.	Total Asset Value as of the Statement Date:$
C.	Total Secured Recourse Debt to Total Asset Value (Line III.A divided by Line III.B):__________ %
Maximum permitted:15%

3.Amendments to other Loan Documents.

(a)All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

(b)Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

4.Conditions Precedent.  This Amendment shall not be effective unless and until:

(a)Administrative Agent receives fully executed counterparts of this Amendment signed by the Loan Parties and the Required Lenders and acknowledged by Administrative Agent;

(b)the representations and warranties in the Credit Agreement, as amended by this Amendment, and each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifiers therein) on and as of the date of this Amendment as though made as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifiers therein) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 7.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01;

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(c)after giving effect to this Amendment, no Default exists; and

(d)Borrower pays the reasonable fees, charges and disbursements of a single counsel (and appropriate local counsel) for Administrative Agent.

5.Ratifications.  Each of Borrower and Parent (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of all present and future Obligations, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Administrative Agent may request in order to create, perfect, preserve, and protect those guaranties, assurances, and liens.

6.Representations.  Each of Borrower and Parent represents and warrants to the Credit Parties that as of the date of this Amendment: (a) this Amendment has been duly authorized, executed, and delivered by each Loan Party; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by any Loan Party of this Amendment, except for actions or filings which have been duly obtained, taken, given or made and are in full force and effect; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as limited by Debtor Relief Laws and by general principles of equity; (d) the execution, delivery, and performance by each Loan Party of this Amendment do not (i) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (ii) violate in any material respect any Law; (e) all representations and warranties in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers therein), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifiers therein) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 7.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01; (f) no Default exists; and (vii) no amendments have been made to the Organization Documents of any Loan Party, as applicable, since June 11, 2014.

7.Continued Effect.  Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

8.Miscellaneous.  Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed -- and its performance enforced -- under New York law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document, and (f) delivery of an executed counterpart of a signature page to this Amendment by telecopier,

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electronic mail or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Amendment.

9.Parties. This Amendment binds and inures to Borrower, Parent and the Credit Parties and their respective successors and permitted assigns.

10.Entireties.  The Credit Agreement as amended by this Amendment represents the final agreement between the parties about the subject matter of the Credit Agreement as amended by this Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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EXECUTED as of the date first stated above.

BORROWER:
REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership
By: REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation its General Partner By: /s/ Howard Schwimmer Name: Howard Schwimmer Title: Co-Chief Executive Officer
By /s/ Michael Frankel Name: Michael Frankel Title: Co-Chief Executive Officer

PARENT:
REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation By: /s/ Howard Schwimmer Name: Howard Schwimmer Title: Co-Chief Executive Officer
By /s/ Michael Frankel Name: Michael Frankel Title: Co-Chief Executive Officer

Signature Page to Rexford Industrial Realty, L.P.

First Amendment to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as Administrative Agent By: /s/ Julia Elterman Name: Julia Elterman Title: SVP

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First Amendment to Amended and Restated Credit Agreement

LENDERS:
BANK OF AMERICA, N.A., as a Lender By: /s/ Julia Elterman Name: Julia Elterman Title: SVP

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First Amendment to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ Faina Birger Name: Faina Birger Title: Authorized Officer

Signature Page to Rexford Industrial Realty, L.P.

First Amendment to Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Nicolas Zitelli Name: Nicolas Zitelli Title: Senior Vice President

Signature Page to Rexford Industrial Realty, L.P.

First Amendment to Amended and Restated Credit Agreement

CITIZENS BANK, NATIONAL ASSOCIATION (FORMERLY KNOWN AS RBS CITIZENS, NATIONAL ASSOCATION), as a Lender By: /s/ Samuel A. Bluso Name: Samuel A. Bluso Title: Senior Vice President

Signature Page to Rexford Industrial Realty, L.P.

First Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION N.A., as a Lender By: /s/ Kevin A. Stacker Name: Kevin A. Stacker Title: Senior Vice President

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First Amendment to Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender By: /s/ Michael Chlopak Name: Michael Chlopak Title: Vice President

Signature Page to Rexford Industrial Realty, L.P.

First Amendment to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Nai Saefong Name: Nai Saefong Title: Vice President

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First Amendment to Amended and Restated Credit Agreement

To induce the Credit Parties that are parties hereto to enter into this Amendment, each of the undersigned hereby (a) consents and agrees to the execution and delivery of this Amendment and the terms and conditions hereof, (b) agrees that this Amendment in no way releases, diminishes, impairs, reduces, or otherwise adversely affects any guaranties, assurances, or other obligations or undertakings of any of the undersigned under any Loan Documents, and (c) waives notice of acceptance of this Amendment, which Amendment binds each of the undersigned and their respective successors and permitted assigns and inures to the benefit of the Credit Parties and their respective successors and permitted assigns.

GUARANTORS:

REXFORD INDUSTRIAL - 228TH STREET, LLC

REXFORD INDUSTRIAL - VANOWEN, LLC

RIF I - MONROVIA, LLC

RIF I - MULBERRY, LLC

RIF I - VALLEY BLVD., LLC

RIF II - BLEDSOE AVENUE, LLC

RIF II - CROCKER, LLC

RIF II - EASY STREET, LLC

RIF II - FIRST AMERICAN WAY, LLC

RIF II - LA JOLLA SORRENTO BUSINESS PARK, LLC

RIF II - ORANGETHORPE, LLC

RIF II - ORANGETHORPE TIC, LLC

RIF II - PIONEER AVENUE, LLC

RIF III - 157TH STREET, LLC

RIF III - ARCHIBALD, LLC

RIF III - AVENUE STANFORD, LLC

RIF III - BROADWAY, LLC

RIF III - EMPIRE LAKES, LLC

RIF III - IMPALA, LLC

RIF III - SANTA FE SPRINGS, LLC

RIF III - YARROW DRIVE, LLC

By: REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership, Its Sole and Managing Member
By: REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation its General Partner By: /s/ Howard Schwimmer Name: Howard Schwimmer Title: Co-Chief Executive Officer
By: /s/ Michael Frankel Name: Michael Frankel Title: Co-Chief Executive Officer

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RIF III - YARROW DRIVE II, LLC

RIF IV - BURBANK, LLC

RIF IV - CENTRAL AVENUE, LLC

RIF IV - CORNERSTONE, LLC

RIF IV - EAST 46TH STREET, LLC

RIF IV - ENFIELD, LLC

RIF IV - GLENDALE, LLC

RIF IV - GRAND, LLC

RIF IV - HARBOR WARNER, LLC

RIF IV - LONG CARSON, LLC

RIF IV - NEWTON, LLC

RIF IV - POINSETTIA, LLC

RIF IV - SAN GABRIEL, LLC

RIF IV - WEST 33RD STREET, LLC

RIF V - 240TH STREET, LLC

RIF V - ARROW BUSINESS CENTER, LLC

RIF V - ARROYO, LLC

RIF V - BENSON, LLC

RIF V - CALVERT, LLC

RIF V - CAMPUS AVENUE, LLC

RIF V - DEL NORTE, LLC

RIF V - GOLDEN VALLEY, LLC

RIF V - GRAND COMMERCE CENTER, LLC

RIF V - MACARTHUR, LLC

RIF V - NORMANDIE BUSINESS CENTER, LLC

RIF V - ODESSA, LLC

RIF V - PARAMOUNT BUSINESS CENTER, LLC

RIF V - SHOEMAKER INDUSTRIAL PARK, LLC

RIF V - VINEDO, LLC

rexford industrial - 2980 san fernando, llc

rexford industrial - alton, llc

By: REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership, Its Sole and Managing Member
By: REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation its General Partner By: /s/ Howard Schwimmer Name: Howard Schwimmer Title: Co-Chief Executive Officer
By: /s/ Michael Frankel Name: Michael Frankel Title: Co-Chief Executive Officer

Signature Page to Rexford Industrial Realty, L.P.

First Amendment to Amended and Restated Credit Agreement

rexford industrial - hindry, llc

rexford industrial - 9615 norwalk, llc

rexford industrial - industry way, llc

By: REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership, Its Sole and Managing Member
By: REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation its General Partner By: /s/ Howard Schwimmer Name: Howard Schwimmer Title: Co-Chief Executive Officer
By: /s/ Michael Frankel Name: Michael Frankel Title: Co-Chief Executive Officer

Signature Page to Rexford Industrial Realty, L.P.

First Amendment to Amended and Restated Credit Agreement